UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2006

CITIGROUP MORTGAGE LOAN TRUST INC.

(as depositor under the Pooling and Servicing Agreement,

dated as of March 1, 2006, providing for the issuance of

Asset-Backed Pass-Through Certificates, Series 2006-HE1)

Citigroup Mortgage Loan Trust Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-127834-13	01-0791848
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

390 Greenwich Street New York, New York (Address of Principal Executive Offices)		10013 (Zip Code)

Registrant's telephone number, including area code: (212) 816-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2- Completion of Acquisition or Disposition of Assets

Item 2.01  Acquisition or Disposition of Assets

Description of the Certificates and the Mortgage Pool

On March 30, 2006, a single series of certificates, entitled Citigroup Mortgage Loan Trust 2006-HE1, Asset-Backed Pass-Through Certificates, Series 2006-HE1 (the “Certificates”), were issued pursuant to a pooling and servicing agreement, dated as of March 1, 2006 (the “Agreement”), attached hereto as Exhibit 4.1, among the Citigroup Mortgage Loan Trust Inc. (the “Depositor”), JPMorgan Chase Bank, National Association, Option One Mortgage Corporation and Wells Fargo Bank, N.A. (the “Servicers”), Citibank, N.A. (the “Trust Administrator”) and U.S. Bank National Association, as trustee (including its successors in interest and any successor trustees under the Pooling Agreement, the “Trustee”). The Certificates consist of nineteen classes of certificates (collectively, the “Certificates”), designated as the “Class A-1 Certificates,” the “Class A-2 Certificates,” the “Class A-3 Certificates,” the “Class A-4 Certificates,” the “Class M-1 Certificates,” the “Class M-2 Certificates,” the “Class M-3 Certificates,” the “Class M-4 Certificates,” the “Class M-5 Certificates,” the “Class M-6 Certificates,” the “Class M-7 Certificates,” the “Class M-8 Certificates,” the “Class M-9 Certificates,” the “Class M-10 Certificates,” the “Class M-11 Certificates,” the “Class CE Certificates,” the “Class P Certificates,” the “Class R Certificates” and the “Class R-X Certificates”. The Certificates evidence in the aggregate the entire beneficial ownership interest in a trust fund (the “Trust Fund”), consisting primarily of a segregated pool (the “Mortgage Pool”) of conventional, one- to four-family, fixed-rate and adjustable-rate first lien and second lien mortgage loans having original terms to maturity up to 30 years (the “Mortgage Loans”). The Mortgage Pool consists of Mortgage Loans having an aggregate principal balance of approximately $692,875,507.86 as of March 1, 2006 (the “Cut-off Date”). The Mortgage Loans were purchased pursuant to the related Assignment and Recognition Agreements, dated March 28, 2006 (the “Assignment and Recognition Agreements”), among the Seller, Citigroup Mortgage Loan Trust Inc. (the “Depositor”) and Centex Home Equity Company, LLC, First Horizon Home Loan Corporation and Option One Mortgage Corporation and (ii) the Mortgage Loan Purchase Agreement dated March 28, 2006 (the “Mortgage Loan Purchase Agreement”) between the Seller and the Depositor. The Certificates were sold by the Depositor to Citigroup Global Markets Inc. (in such capacity, the “Representative”), pursuant to an Underwriting Agreement, attached here as Exhibit 1.1, dated March 28, 2006, between the Depositor and the Representative and to Citigroup Global Markets Inc. (in such capacity, the “Initial Purchaser”) pursuant to a Certificate Purchase Agreement, dated March 30, 2006, between the Depositor and the Initial Purchaser.

The Certificates have the following Initial Certificate Principal Balances, Pass-Through Rates and Ratings:

Class	Initial Certificate Principal Balance (1)	Pass-Through Rate	Ratings (4) Moody’s/S&P/Fitch
A-1	$321,190,000.00	Variable(2)	Aaa/AAA/AAA
A-2	$77,535,000.00	Variable(2)	Aaa/AAA/AAA
A-3	$72,402,000.00	Variable(2)	Aaa/AAA/AAA
A-4	$51,994,000.00	Variable(2)	Aaa/AAA/AAA
M-1	$28,408,000.00	Variable(2)	Aa1/AA+/AA+
M-2	$26,329,000.00	Variable(2)	Aa2/AA+/AA+
M-3	$15,936,000.00	Variable(2)	Aa3/AA/AA
M-4	$14,204,000.00	Variable(2)	A1/AA-/AA-
M-5	$13,511,000.00	Variable(2)	A2/A+/A+
M-6	$11,432,000.00	Variable(2)	A3/A/A
M-7	$11,086,000.00	Variable(2)	Baa1/A-/A-
M-8	$9,354,000.00	Variable(2)	Baa2/BBB/BBB
M-9	$8,315,000.00	Variable(2)	Baa3/BBB-/BBB-
M-10	$9,007,000.00	Variable(2)	Ba1/BB+/BB+
M-11	$7,275,000.00	Variable(2)	Ba2/BB/BB
Class CE	$14,897,407.86	Variable (3)	NR
Class P	$100.00	N/A	NR
Class R	100% Interest	N/A	NR
Class R-X	100% Interest	N/A	NR
(1)	Approximate.
(2)	Calculated as described in the Prospectus Supplement.
(3)	Calculated as set forth in the Pooling and Servicing Agreement.
(4)
The ratings given for the Class M-2, M-3, M-4, M-5, M-6 and M-7 Certificates by S&P and Fitch were incorrectly stated in the Free Writing Prospectus and Prospectus Supplement. The final corrected ratings are listed herein.

The Certificates (other than the Class M-10 Certificates, Class M-11 Certificates, Class CE Certificates, Class P Certificates, Class R Certificates and Class R-X Certificates) and the Mortgage Loans are more particularly described in the Prospectus, dated September 29, 2005, and the Prospectus Supplement, dated March 28, 2006, as previously filed with the Securities and Exchange Commission pursuant to Rule 424(b). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Prospectus Supplement.

Section 9- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of March 28, 2006 by and between the Depositor and the Initial Purchaser, relating to the Series 2006-HE1 Certificates.
4.1
Pooling and Servicing Agreement, dated as of March 1, 2006, by and among the Citigroup Mortgage Loan Trust Inc., JPMorgan Chase Bank, National Association, Option One Mortgage Corporation and Wells Fargo Bank, N.A. as Servicers, Citibank, N.A. as Trust Administrator and U.S. Bank National Association, as trustee, relating to the Series 2006-HE1 Certificates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 24, 2006

CITIGROUP MORTGAGE LOAN TRUST INC.

By:	/s/ Matthew Bollo
Name:	Matthew Bollo
Title:	Vice President

Index to Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of March 28, 2006 by and between the Depositor and the Initial Purchaser, relating to the Series 2006-HE1 Certificates.
4.1
Pooling and Servicing Agreement, dated as of March 1, 2006, by and among the Citigroup Mortgage Loan Trust Inc., JPMorgan Chase Bank, National Association, Option One Mortgage Corporation and Wells Fargo Bank, N.A. as Servicers, Citibank, N.A. as Trust Administrator and U.S. Bank National Association, as trustee, relating to the Series 2006-HE1 Certificates.